TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made and entered into this 19th  day of January, 2010, by and between B2 Health, Inc. (“B2”) and DMI Life Sciences, Inc. (“DMI”).

RECITALS

A.

B2 and DMI entered into a certain non-binding Letter of Intent dated January 11, 2010 (the “Agreement”).

B.

The parties now desire to terminate the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree that effective immediately upon execution of this Agreement, the parties agree that the Agreement shall be deemed terminated and null and void for all purposes except that the confidentiality provisions thereof shall survive; and, that each party shall be released from any further obligation to the other.

IN WITNESS WHEREOF, the undersigned set their hand and seal effective the 19th  day of January, 2010.

B2 HEALTH, INC.

DMI LIFE SCIENCES, INC.

By:

/s/ John Quam

By:

/s/ Donald B. Wingerter, Jr.

John Quam, President

Donald B. Wingerter, Jr. CEO